UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2016

AppFolio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37468	26-0359894
(Commission File Number)	(IRS Employer Identification Number)

50 Castilian Drive
Santa Barbara, CA 93117
(Address of principal executive offices)

Registrant’s telephone number, including area code: (805) 364-6093

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2016 Cash Bonus Plan
On May 20, 2016, the Board of Directors (the “Board”), upon recommendation of the Compensation Committee of the Board (the “Committee”) of AppFolio, Inc. (the “Company”) adopted a short-term cash incentive plan that will be utilized to calculate the cash bonuses that may become payable to Brian Donahoo, the Company’s President and Chief Executive Officer, Ida Kane, the Company’s Chief Financial Officer, and Jonathan Walker, the Company’s Chief Technology Officer (together, the “Named Executive Officers”). The bonus plan is intended to reward participants for the Company’s achievement relative to a pre-established target related to free cash flow for fiscal year 2016. The target cash bonus amount for each Named Executive Officer is $100,000 (“Target Cash Bonus Amount”).
The actual cash bonus amount payable to each Named Executive Officer pursuant to the cash bonus plan will be determined based on the Company’s achievement relative to the performance target. For Company performance equal to or greater than 150% of the performance target, 150% of the Target Cash Bonus Amount will be earned. For Company performance below 90% of the performance target, no cash bonus will be paid. For Company performance between 90% and 150%, the cash bonus will be determined by reference to a sliding payout scale.
Long-Term Performance Award for Chief Executive Officer
On the same date, the Board, upon recommendation of the Committee, approved a long-term cash incentive plan applicable to Mr. Donahoo. The cash bonus plan is intended to reward Mr. Donahoo for his individual contributions to the Company’s achievement relative to a pre-established target related to free cash flow for fiscal year 2018. Mr. Donahoo is eligible to earn a one-time cash bonus of up to $2,000,000 upon the Company’s achievement of the performance target. If the Company’s performance for fiscal year 2018 is not equal to or greater than 100% of the performance target, no portion of the bonus will be paid. In addition, no additional amount will be payable pursuant to the bonus plan regardless of the level of Company achievement relative to the performance target.
Long-Term Equity Incentive Awards
On the same date, the Board, upon recommendation of the Committee, approved the grant of incentive stock options under the Company’s 2015 Stock Incentive Plan, to Ms. Kane and Mr. Walker, in the amounts of 250,001 and 50,001 shares, respectively (the “Performance Options”). The Performance Options vest as to 50% of the underlying shares based upon the Company’s achievement relative to pre-established targets related to free cash flow for each of fiscal year 2017 and fiscal year 2018.
The actual number of Performance Options that are subject to vesting will be determined by reference to the Company’s achievement relative to the performance targets. In order for 100% of the Performance Options to vest, Company performance must be at or above 150% of the performance targets. For Company performance at 100% of the performance targets, 67% of the Performance Options will vest. For fiscal year 2017, Company performance below 50% of target will result in no Performance Options vesting. For fiscal year 2018, Company performance below 80% of target will result in no Performance Options vesting. The specific vesting percentages for Company achievement relative to the performance targets will be determined by reference to sliding vesting scales for each of fiscal year 2017 and fiscal year 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AppFolio, Inc.

Date: May 25, 2016	By:	/s/ Ida Kane
Name: Ida Kane
Title: Chief Financial Officer